Exhibit 99

                                  NEWS RELEASE

CONTACT:          Patrick Scanlon, Controller
                  Penseco Financial Services Corporation
                  (570) 346-7741


FOR RELEASE:      4:00 P.M. Eastern Time:  May 3, 2007


    Penseco Financial Services Corporation Reports 1st Quarter 2007 Earnings

SCRANTON,  PA, May 3 -- Penseco  Financial  Services  Corporation  (OTC Bulletin
Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company reported an increase in net income of $96,000 or 6.1% for the three months ended March 31, 2007 to $1,670,000 or $.78 per share compared with $1,574,000 or $.73 per share from the year ago period. Net interest income after provision for loan losses increased $105,000 or 2.1%, to $5,149,000 for three months ended March 31, 2007 compared to $5,044,000 for the same quarter of 2006. Partly, the increase resulted from higher interest on loans due to net loan growth of $44.7 million since March 31, 2006, including $4.6 million from December 31, 2006. Interest on investments declined due to maturing investments being redeployed to fund future loan demand.

Other Income

Other income increased $58,000 or 2.8% to $2,096,000 for the three months ended March 31, 2007 compared with $2,038,000 for the similar period of 2006. Merchant transaction income decreased $61,000 or 5.5% due to lower transaction volume. Service charges on deposit accounts increased $62,000 or 32.8% while other fee income increased $5,000 from prior year levels. The increase was largely due to accommodations made in 2006 to our customers during the computer conversion that took place during the first quarter of 2006. Other operating income decreased $17,000 or 12.9%. The Company realized a gain of $51,000 due to the sale of equity securities.

Other Expenses

Total other expenses increased $109,000 or 2.1% to $5,232,000 for the first quarter ended March 31, 2007 compared with $5,123,000 for the same period of 2006. Salaries and employee benefits decreased $65,000 or 2.7%, mainly due to a reduction in wages related to a computer conversion during the first quarter of 2006. Merchant transaction expense decreased by $28,000 or 3.3% due to lower transaction volume. Other operating expenses increased $229,000 or 19.4%, from increases in professional fees and general operating expenses related to the promotion of our totally free checking program.

Asset Quality

Non-accrual loans increased $1,568,000 to $3,011,000 at March 31, 2007 from $1,443,000 at March of 2006. This increase was due to a single borrowing relationship being placed into non-accrual during the third quarter of 2006. Management feels the Company is well secured and projects no loss of principal as we work toward a quick resolution to this credit. The allowance for loan losses at March 31, 2007 was $4,200,000 or 1.12% of total loans compared to $3,900,000 or 1.18% of total loans at March 31, 2006. Management continues to believe the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $3,011,000 and $1,443,000 at March 31, 2007 and March 31, 2006, respectively.
If interest on those loans had been accrued, such additional income would have been $202,000 and $45,000 for the three months ended March 31, 2007 and March 31, 2006, respectively. Interest income on those loans, which is recorded only when received, amounted to $73,000 and $1,000 for March 31, 2007 and March 31, 2006, respectively. There are no commitments to lend additional funds to borrowers whose loans are on non-accrual status.

Income Tax Expense

Applicable income taxes decreased $42,000 or 10.9% due to higher tax free income included in overall higher operating income.





                     PENSECO FINANCIAL SERVICES CORPORATION
                              FINANCIAL HIGHLIGHTS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                     FINANCIAL HIGHLIGHTS

March 31, 2007                         2007          2006        Increase $       % Change
------------------------------------------------------------------------------------------
Net Income                           $ 1,670       $ 1,574         $    96          6.10%
Earnings per share                   $  0.78       $  0.73         $  0.05          6.85%
Net Income - Core                    $ 1,661       $ 1,574         $    87          5.53%
Earnings per share - Core            $  0.77       $  0.73         $  0.04          5.48%
ROA                                    1.16%         1.11%                          4.50%
ROA- Core                              1.16%         1.11%                          4.50%
ROE                                    9.94%         9.74%                          2.05%
ROE - Core                             9.89%         9.74%                          1.54%
Efficiency Ratio                      71.27%        71.07%                         -0.28%
Efficiency Ratio - Core               71.19%        71.07%                         -0.17%

                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                               March 31,           March 31,
                                                                 2007                 2006
                                                            ----------------    -----------------
ASSETS

Cash and due from banks                                        $  11,866           $  10,799
Interest bearing balances with banks                               8,797                 433
Federal funds sold                                                 8,050                   -
                                                            ----------------    -----------------
  Cash and Cash Equivalents                                       28,713              11,232
Investment securities:
  Available-for-sale, at fair value                               87,168             129,961
  Held-to-maturity (fair value of $73,592
    and $80,003, respectively)                                    72,765              79,900
                                                            ----------------    -----------------
  Total Investment Securities
                                                                 159,933             209,861
Loans, net of unearned income                                    374,472             329,495
  Less: Allowance for loan losses                                  4,200               3,900
                                                            ----------------    -----------------
  Loans, Net                                                     370,272             325,595
Bank premises and equipment                                        9,835               9,420
Other real estate owned                                               73                   2
Accrued interest receivable                                        3,314               3,257
Cash surrender value of life insurance                             7,132                   -
Other assets                                                       3,450               4,809
                                                            ----------------    -----------------
  Total Assets                                                 $ 582,722           $ 564,176
                                                            ================    =================
LIABILITIES

Deposits:
  Non-interest bearing                                         $  72,870           $  89,481
  Interest bearing                                               351,718             307,781
                                                            ----------------    -----------------
  Total Deposits                                                 424,588             397,262
Other borrowed funds:
  Repurchase agreements                                           21,423              16,905
  Short-term borrowings                                              482               8,475
  Long-term borrowings                                            63,414              73,045
Accrued interest payable                                           1,656               1,322
Other liabilities                                                  3,691               2,645
                                                            ----------------    -----------------
  Total Liabilities                                              515,254             499,654
                                                            ----------------    -----------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value, 15,000,000 shares
  authorized, 2,148,000 shares issued and outstanding)                21                  21
Surplus                                                           10,819              10,819
Retained earnings                                                 57,268              54,429
Accumulated other comprehensive income                              (640)               (747)
                                                            ----------------    -----------------
  Total Stockholders' Equity                                      67,468              64,522
                                                            ----------------    -----------------
  Total Liabilities and Stockholders' Equity                   $ 582,722           $ 564,176
                                                            ================    =================

                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                             Three Months Ended        Three Months Ended
                                                               March 31, 2007            March 31, 2006
                                                            --------------------      --------------------
INTEREST INCOME
Interest and fees on loans                                        $  6,293                  $  5,515
Interest and dividends on investments:
  U.S. Treasury securities and U.S. Agency obligations               1,011                     1,512
  States & political subdivisions                                      721                       625
  Other securities                                                     141                        58
Interest on Federal funds sold                                          85                         -
Interest on balances with banks                                         91                         9
                                                              ----------------          ----------------
  Total Interest Income                                              8,342                     7,719
                                                              ----------------          ----------------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more                          509                       219
Interest on other deposits                                           1,812                     1,426
Interest on other borrowed funds                                       776                       903
                                                              ----------------          ----------------
  Total Interest Expense                                             3,097                     2,548
                                                              ----------------          ----------------
  Net Interest Income                                                5,245                     5,171
Provision for loan losses                                               96                       127
                                                              ----------------          ----------------
  Net Interest Income After Provision for Loan Losses                5,149                     5,044
                                                              ----------------          ----------------
OTHER INCOME
Trust department income                                                372                       354
Service charges on deposit accounts                                    251                       189
Merchant transaction income                                          1,047                     1,108
Other fee income                                                       260                       255
Other operating income                                                 115                       132
Realized gains (losses) on securities, net                              51                         -
                                                              ----------------          ----------------
  Total Other Income                                                 2,096                     2,038
                                                              ----------------          ----------------
OTHER EXPENSES
Salaries and employee benefits                                       2,375                     2,440
Expense of premises and fixed assets                                   625                       652
Merchant transaction expenses                                          824                       852
Other operating expenses                                             1,408                     1,179
                                                              ----------------          ----------------
  Total Other Expenses                                               5,232                     5,123
                                                              ----------------          ----------------
Income before income taxes                                           2,013                     1,959
Applicable income taxes                                                343                       385
                                                              ----------------          ----------------
  Net Income                                                         1,670                     1,574

Other comprehensive income, net of taxes:
  Unrealized securities gains (losses)                                  22                       (99)
                                                              ----------------          ----------------
  Comprehensive Income                                            $  1,692                  $  1,475
                                                              ================          ================
Earnings per Common Share
  (Based on 2,148,000 shares outstanding)                         $   0.78                  $   0.73
Cash Dividends Declared Per Common Share                          $   0.37                  $   0.35